Exhibit 23.2

                             CONSENT OF CONSULTANTS



The Board of Directors
Columbia Bancorp:

         We consent to the use of our annual financial statements through the incorporation by reference in the Registration Statement of Columbia Bancorp on Form S-8, 1997 registration of the Common Stock of Columbia Bancorp held by, and the participation interests in, the Columbia Bancorp 401(k) Plan and Trust.


                                         PENSION BENEFITS SERVICES, INC.


                                         /s/ Mary M. Gernhardt
                                         By: Mary M. Gernhardt
                                         Title:  Vice President - Administration

Baltimore, Maryland
July 29, 1997


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